DALE MATHESON
  CARR-HILTON LABONTE
---------------------
CHARTERED ACCOUNTANTS



May 11, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington, DC  20549


Re: VoQal Communications, Inc. - Form SB-2 Registration Statement


Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated May 11, 2005 and thereafter, of the following:

* Our Report to the Stockholders and Board of Directors of VoQal Communications, Inc. dated April 20, 2005 on the financial statements of the Company as March 31, 2005 and at December 31, 2004 and for the periods from February 17, 2004 (inception) to December 31, 2004, the three months ended March 31, 2005 and the period February 17, 2004 (inception) to March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

"Dale Matheson Carr-Hilton LaBonte"

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia